Exhibit 99.5

Nationstar Proposes an Offering of $100 Million of Senior Notes

Lewisville, TX (July 19, 2012) – Nationstar Mortgage LLC and Nationstar Capital Corporation, both indirectly held, wholly owned subsidiaries of Nationstar Mortgage Holdings Inc. (NYSE: NSM) (together, the “Company”), a leading residential mortgage loan servicer, today announced that it intends to sell, subject to market and other conditions, $100,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 (the “Additional Notes”) in a private placement. The Additional Notes are a follow-on issue to the Company’s $275,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 issued on April 25, 2012 (the “Existing Notes”) and will form a single series of debt securities with the Existing Notes. The Additional Notes will be unsecured and will be guaranteed on a senior basis by certain of the Company’s wholly owned subsidiaries.

The Company will use the net proceeds from this offering for general corporate purposes, which may include future acquisitions and transfers of servicing portfolios, including, but not limited to, the acquisition of certain residential mortgage servicing assets from Residential Capital, LLC, and/or related businesses from third parties, including, but not limited to, from one or more affiliates of the initial purchasers in this offering.

The Additional Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Additional Notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in accordance with Regulation S under the Securities Act. Therefore, the Additional Notes will be subject to restrictions on transferability and resale, and may not be transferred or resold absent an effective registration statement or an applicable exemption from such registration requirements of the Securities Act.

This press release does not constitute an offer to sell or solicitation of an offer to purchase with respect to the Additional Notes or other securities, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Nationstar Mortgage LLC

Based in Lewisville, Texas, the Company currently services over one million residential mortgages totaling in excess of $180 billion in unpaid principal balance. In addition, the Company operates an integrated loan origination platform, enabling the Company to both mitigate its servicing portfolio run-off and improve credit performance for loan investors. The Company currently employs approximately 4,000 people, entirely based in the United States.

Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. Forward-looking statements convey the Company’s current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of Nationstar Mortgage LLC’s Annual Report on Form 10-K for the year ended December 31, 2011, Nationstar Mortgage LLC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and other required reports, as filed with the SEC, which are available at the SEC’s website at http://www.sec.gov. In particular, there can be no assurance that we will be able to consummate the acquisition of assets from Residential Capital, LLC or any other acquisition. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

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